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                                                                      EXHIBIT 21

KMART HOLDING CORPORATION LIST OF SIGNIFICANT SUBSIDIARIES
(As of January 26, 2005)

                                  Percentage Owned
                                  ----------------
Kmart Holding Corporation
   Kmart Management Corporation         100%
   Kmart Corporation                    100%